Exhibit 99.1

Ritter Pharmaceuticals Reports Year End 2018 Financial Results and Provides Business Update

LOS ANGELES (March 29, 2019) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of therapeutic products that modulate the gut microbiome to treat digestive disorders and gastrointestinal diseases with an initial focus on the development of RP-G28, a drug candidate with the potential to be the first FDA-approved treatment for lactose intolerance (“LI”), today reported financial results for the year ended December 31, 2018 and provided a business update.

Recent Highlights

●	Recently enrolled the last of approximately 557 patients in our ongoing Phase 3 clinical trial of RP-G28, known as “Liberatus”. The trial was fully-enrolled ahead of schedule and the pace of enrollment exceeded expectations. Top line data is expected to be released early in the fourth quarter of 2019.

●	Hosted a call with Dr. William Chey, a leading gastrointestinal disease expert to highlight the unmet medical need in LI and the potential of RP-G28 in LI.

●	Presented additional data from its previously completed Phase 2b clinical trial of RP-G28 exhibiting colonic microbiome adaptation and improved lactose tolerance in LI patients at the American College of Gastroenterology annual scientific meeting.

“Our ability to fully enroll all patients in the Liberatus clinical trial in approximately eight months highlights both the operational improvements we have made as well as the intense patient interest there is in new pharmaceutical approaches to treat this affliction,” said Andrew J. Ritter, Chief Executive Officer of Ritter Pharmaceuticals. “Our focus in 2019 will be on the successful completion of this study, exploration of potential commercial partners for RP-G28 and pipeline growth by evaluating RP-G28 in other indications.”

Year ended December 31, 2018 Financial Results

As of December 31, 2018, we had $14.8 million in cash, cash equivalents and short-term investments in marketable debt securities, compared to $22.6 million in cash, cash equivalents and short-term investments in marketable debt securities as of December 31, 2017. The net decrease in cash, cash equivalents and short-term investments in marketable debt securities in 2018 was due to our use of cash to fund our Phase 3 clinical study of RP-G28, increased personnel costs and for other general corporate purposes offset by proceeds from our November 2018 private placement.

Operating expenses increased to $17.0 million for the year ended December 31, 2018 from $7.9 million for the year ended December 31, 2017. The increase in total operating expense in 2018 was primarily a result of an increase in development expenses due to the progression of RP-G28 into the Liberatus Phase 3 clinical study, as well as an increase in consulting and professional outside services and personnel and related costs to support these increased development activities, offset by reductions in non-cash stock-based compensation.

For the year ended December 31, 2018, net loss applicable to common stockholders increased to $19.4 million, or $3.66 per share, from $11.0 million, or $4.95 per share, for the year ended December 31, 2017. Net loss applicable to common stockholders included non-cash, deemed dividends of $2.5 million, or $0.48 per share, and stock-based compensation charges of $0.6 million, or $0.12 per share, as compared to deemed dividends of $3.1 million, or $1.40 per share, and stock-based compensation of $0.9 million, or $0.40 per share, for the years ended December 31, 2018 and 2017, respectively. The non-cash deemed dividend charges resulted from our November 2018, $6.0 million private placement and our October 2017, $23.0 million public offering.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat digestive disorders and gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects over one billion people worldwide. RP-G28 is in Phase 3 clinical development with its first Phase 3 clinical trial, known as “Liberatus,” currently underway. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management. Any statements contained herein that do not describe historical facts are forward-looking statements, including statements related to our anticipated timing for completion of the Liberatus study, our release of data from the study and the funding and timing of future clinical studies. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Some of the factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. Ritter cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

John Beck

310-203-1000

john@ritterpharma.com

RITTER PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2018	2017
Operating costs and expenses:
Research and development	$11,366,117	$2,874,184
Patent costs	204,396	250,372
General and administrative	5,425,033	4,777,902
Total operating costs and expenses	16,995,546	7,902,458
Operating loss	$(16,995,546)	$(7,902,458)

Other income (expense):
Interest income	126,835	40,227
Other expense	―	(1,627)
Total other income	126,835	38,600
Net loss	$(16,868,711)	$(7,863,858)
Deemed dividend of preferred stock	(2,537,844)	(3,111,020)
Net loss applicable to common stockholders	$(19,406,555)	$(10,974,878)
Net loss per common share – basic and diluted	$(3.66)	$(4.95)

Weighted average common shares outstanding – basic and diluted	5,304,667	2,214,951

RITTER PHARMACEUTICALS, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$7,812,259	$22,631,971
Accrued interest receivable	54,456	―
Investment in marketable securities	6,988,780	―
Prepaid expenses	421,522	167,400
Total current assets	15,277,017	22,799,371
Other assets	22,725	10,326
Property and equipment, net	20,160	23,873
Total Assets	$15,319,902	$22,833,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,512,316	$2,237,579
Accrued expenses	1,407,843	454,252
Other liabilities	13,359	15,757
Total current liabilities	5,933,518	2,707,588

Stockholders’ equity
Series A preferred stock, $0.001 par value; 15,000,000 shares authorized; 4,080 and 9,140 shares issued and outstanding as of December 31, 2018 and 2017, respectively	2,289,324	5,128,536
Series B preferred stock, $0.001 par value; 6,000 shares authorized; 5,608 and 0 shares issued and outstanding as of December 31, 2018 and 2017, respectively	3,906,931	―
Series C preferred stock, $0.001 par value; 1,880 shares authorized; 1,880 and 0 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1,880,000	―
Common stock, $0.001 par value; 225,000,000 and 25,000,000 shares authorized; 6,036,562 and 4,940,652 shares issued and outstanding as of December 31, 2018 and 2017, respectively	6,037	4,940
Additional paid-in capital	71,505,160	68,323,940
Accumulated other comprehensive loss	(923)	―
Accumulated deficit	(70,200,145)	(53,331,434)
Total stockholders’ equity	9,386,384	20,125,982
Total Liabilities and Stockholders’ Equity	$15,319,902	$22,833,570